UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2015

TERADATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33458	75-3236470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Innovation Drive Dayton, Ohio	45342
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (866) 548-8348

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Revolving Credit Agreement. On March 25, 2015, Teradata Corporation (“Teradata”) entered into a Revolving Credit Agreement with Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank, N.A., HSBC Bank USA, N.A., the Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agents, and the other lenders party thereto (the “Revolving Credit Agreement”).

The Revolving Credit Agreement provides that Teradata may borrow, during the five-year term of the agreement, on a revolving credit basis, up to a maximum amount outstanding at any time of $400 million. In addition, under the terms of the Revolving Credit Agreement, Teradata from time to time and subject to certain conditions may increase the lending commitments under the Revolving Credit Agreement in an aggregate principal amount up to an additional $200 million, to the extent that existing or new lenders agree to provide such additional commitments. All outstanding amounts under the Revolving Credit Agreement are due and payable on March 25, 2020, unless extended by agreement of the parties for up to two additional one-year periods. The Revolving Credit Agreement replaces a similar revolving credit agreement in the maximum principal amount of $300 million entered into by Teradata in 2012, which was terminated effective with the execution of the new Revolving Credit Agreement.

The outstanding principal amount of the Revolving Credit Agreement bears interest at a floating rate based upon, at Teradata’s option, a negotiated base rate or a Eurodollar rate plus in each case a margin based on Teradata’s leverage ratio.

Borrowings under the Revolving Credit Agreement are unsecured, but are guaranteed by certain of Teradata’s material domestic subsidiaries. The Revolving Credit Agreement contains customary representations and warranties, default provisions and affirmative and negative covenants including, among others, covenants regarding the maintenance of certain financial ratios, covenants relating to financial reporting, compliance with laws, subsidiary indebtedness, limitations on liens, sale and leaseback transactions, sales of assets, mergers and other fundamental changes involving the company, asset sales, entry into certain restrictive agreements and investments.

Teradata has other relationships with the parties to the Revolving Credit Agreement, each of which also is a lender to Teradata with respect to the term loan described below.

The foregoing description of the Revolving Credit Agreement is not complete and is subject to and qualified in its entirety by reference to the Revolving Credit Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Term Loan Agreement. On March 25, 2015, Teradata also entered into a Term Loan Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, Citibank, N.A., HSBC Bank USA, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agents, and the other lenders party thereto (the “Term Loan Agreement”) under which the lenders made an unsecured term loan to Teradata in the principal amount of $600 million. Proceeds from the term loan were used to repay the remaining balance of an existing term loan in the amount of $247.5 million and to pay fees and expenses incurred in connection with the Term Loan Agreement and will be used for other general corporate purposes. Under the terms of the Term Loan Agreement, Teradata is entitled, on one or more occasions prior to the maturity of the loan, subject to the satisfaction of certain conditions, to request additional term loans under the Term Loan Agreement in the aggregate principal amount of up to $300 million, to the extent that existing or new lenders agree to provide such additional term loans.

The term loan is payable in quarterly installments, commencing on March 31, 2016 (with 1.25% of the initial principal amount due on each of the first eight payment dates; 2.50% of the initial principal amount due on each of the next four payment dates; and 5.0% of the initial principal amount due on each of the next three payment dates) with all remaining principal due on March 25, 2020. The outstanding principal amount of the Term Loan Agreement bears interest at a floating rate based upon, at Teradata’s option, a negotiated base rate or a Eurodollar rate plus in each case a margin based on the leverage ratio of Teradata.

Certain of Teradata’s material domestic subsidiaries have guaranteed the obligations of Teradata under the Term Loan Agreement.

The Term Loan Agreement contains customary representations and warranties, default provisions and affirmative and negative covenants including, among others, covenants regarding the maintenance of certain financial ratios, covenants relating to financial reporting, compliance with laws, subsidiary indebtedness, limitations on liens, sale and leaseback transactions, sales of assets, mergers and other fundamental changes involving the company, asset sales, entry into certain restrictive agreements and investments.

The foregoing description of the Term Loan Agreement is not complete and is subject to and qualified in its entirety by reference to the Term Loan Agreement, which is attached as Exhibit 1.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Revolving Credit Agreement dated as of March 25, 2015 among Teradata Corporation, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank, N.A., HSBC Bank USA, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agents, and the other lenders party thereto.

1.2	Term Loan Agreement dated as of March 25, 2015 among Teradata Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, Citibank, N.A., HSBC Bank USA, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agent, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

By:	/s/ Laura K. Nyquist
	Name:	Laura K. Nyquist
	Title:	General Counsel and Secretary

Dated: March 31, 2015

Index to Exhibits

Exhibit No.	Description

1.1	Revolving Credit Agreement dated as of March 25, 2015 among Teradata Corporation, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank, N.A., HSBC Bank USA, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agents, and the other lenders party thereto.

1.2	Term Loan Agreement dated as of March 25, 2015 among Teradata Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, Citibank, N.A., HSBC Bank USA, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agent, and the other lenders party thereto.